AGREEMENT AND ACQUISITION

Letter of Agreement and Acquisition, dated as of **January 17th 2007** (the "Agreement"); between **Quantitative Methods Corporation**, hereinafter called **(QMC)**, a Nevada corporation having its principal place of business located at 1212 Redpath Crescent, Montréal, Quebec, Canada H3G-2K1 and **Exploration Miniere Grenville Inc.**, hereinafter called **(EMG)**, a Quebec corporation having its principal business office at 90 Des Alouettes, Entre Lacs, Quebec, Canada J0E-1T0

WHEREAS, the Board of Directors of **QMC** deems it advisable for the general welfare of its corporation and its shareholders that **QMC** acquire a total of **292 (two hundred and ninety-two)** Mining Claims Territory as described in addendum **(1A)**, in or around designated territory 32 F

WHEREAS, on **January 17th 2007** management of **EMG** agrees to sell the above mentioned **292** Mining Claims Territory.

NOW, THEREFORE, **EMG** and **QMC** agreed of the following:

EMG Will: Sell a total of 292 Mining Claims Territory as described in addendum (1 A) and located in the Matagami Camp, Province of Quebec in or around designated territory 32 F.

The designated claims represents an aggregate sum of **$4,500,000 dollars US (four million five hundred thousand).**

In return

(QMC) Will: Pay the sum of **$4,500,000 USD (four million five hundred thousand USD)** as follows:

1) Shares
   By issuing a total of **909,090** restricted shares of **QMC** common stock at a valued price of **$ 2.75** USD a share for a total value of **$2,500,000 USD.** These shares will be issued upon approval of the transaction by Governing and Regulating Authorities.

2) Cash
   The sum of **$2,000,000 USD (two million USD)** on completion of the drilling programs.

Section 1. Effective Date

The acquisition provided for in this Agreement shall become effective upon the completion of the following:

(1) Delivery to QMC the list of claims and registration transfer documents (When available) as described herein;

(2) Adoption of this Agreement by the majority of the shareholders of EMG or authorized officer pursuant to the laws of the Province of Quebec;

The effective date ("Effective Date") of the acquisition will be the date on which all of the above two (2) requirements are completed.

Section 2. Bylaws

The Bylaws of EMG, as in effect on the date of this Agreement, shall initially reflect the management capacity to take such decisions.

Section 3. Board of Directors and Officers

On the Effective Date January 17th 2007, the Board of Directors and the officers of QMC approved the terms of this transaction. Both parties agree this transaction is subject to approval of Governing and regulating authorities..

Section 4. Representations and Warranties of EMG

EMG represents and warrants to QMC as follows:

4.1. On the Effective Date, EMG, is legal owner of all the mentioned above Mining Claims Territory and represents they are free and clear of all liens.

4.2 All documents (including their schedules and attachments) supplied by EMG are accurate and current in all material respects and do not omit any material facts.

4.3 *Closing Representations and Warranties.* The representations and warranties herein by EMG will be true and correct in all material respects in and as of the Closing Date and the Effective Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and the Effective Date.

Section 5. Access

From the date hereof to the Effective Date, QMC's management and EMG have completed their due diligence and declare being satisfied of the conclusions.

Section 6. Termination

6.1 *Circumstances of Termination*. This Agreement may be terminated (not withstanding approval by the shareholders of either party hereto):

(1) By the mutual consent in writing of the board of directors of QMC and the board of directors of EMG;

(2) By the board of directors of QMC if any condition provided in Section 4 has not been satisfied on or before the Effective Date.

Section 7. General Provisions

7.1 *Further Assurances*. At any time, from time to time after the Effective Date, each party will execute such additional instruments, and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

7.2 *Waiver*. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

7.3 *Notices*. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

January 17th 2007

EXPLORATION MINIERE GRENVILLE INC.

By: ______________________

Name: Marie-Andrée Raynault
Title: President Secretary

QUANTITATIVE METHODS CORPORATION

By: ______________________

Pierre C. Miron
Title: President

By: ______________________

Michel Roy
Title: Vice-President

By: ______________________

Helga Leuthe
Title: Secretary-Treasurer

BY: ______________________

WITNESS